SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

U-SWIRL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53130 (Commission File Number)	43-2092180 (IRS Employer Identification No.)

1175 American Pacific, Suite C, Henderson, Nevada 89074
(Address of principal executive offices)(Zip Code)

(702) 586-8700
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 8, 2012, the registrant paid the first installment of a $22,500 settlement reached with Katherine Hemingway, the former Vice President of Marketing and Communications.  She had filed a Notice of Charge of Discrimination against the registrant, asserting that she was denied equal terms and conditions of employment and compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-SWIRL, INC.
February 10, 2012	By: /s/ Ulderico Conte Ulderico Conte Chief Executive Officer